Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Fifth Street Asset Management Inc. of our report dated September 5, 2014 relating to the statement of financial condition of Fifth Street Asset Management Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

 /s/ PricewaterhouseCoopers LLP
New York, New York
September 24, 2014